Exhibit 10.1

GLAUKOS CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted the target number of Restricted Stock Units set forth below (the “RSUs”) pursuant to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “Plan”), as follows:

Participant:
Date of Grant:
Target Number of Restricted Stock Units:
Vesting Commencement Date
Vested Shares:

The Company has adopted bonus plans for its executives and other employees (collectively, the “Bonus Plan”), pursuant to which bonuses will become payable based on a combination of corporate performance goals, individual performance goals (if applicable) and/or the Company’s financial performance.  Based on achieved performance and eligibility, bonuses payable under the Bonus Plan may range from 0% of the participant’s target bonus amount to a maximum of up to 200%, depending upon the applicable employee, of the participant’s target bonus amount.  The actual achieved bonus payable under the Bonus Plan as a percentage of the participant’s target bonus amount is referred to as the “Achieved Percentage”.

Like under the Bonus Plan, the number of RSUs that are eligible to become vested may range from 0% of the target number of RSUs to a maximum of up to 200%, depending upon the applicable employee, of the target number of RSUs.  The actual number of RSUs that shall become vested shall be determined by the Administrator as if the Participant was a participant in the Bonus Plan and shall be equal to the Achieved Percentage.  For example, if the Participant’s Achieved Percentage under the Bonus Plan is equal to 110%, then 110% of the target number of RSUs shall be eligible to become vested.  Similarly, if the Participant’s Achieved Percentage under the Bonus Plan is equal to 75%, then 75% of the target number of RSUs shall be eligible to become vested.

The Administrator shall determine the Participant’s Achieved Percentage and the actual number of RSUs that shall become vested at the same time annual bonus determinations are made under the Bonus Plan, but no later than April 1, 2019.  Any RSUs that do not become vested based on performance will automatically terminate and be forfeited.

Except in the event of the Participant’s death or Disability, vesting in the RSUs that become eligible to vest based on the Achieved Percentage shall also be subject to the Participant’s continued status as a Service Provider (“Service”) through the date annual bonuses generally are paid to all other participants in the Bonus Plan.

In the event that a Change in Control occurs prior to the date the Administrator determines the Participant’s Achieved Percentage, the terms of Section 12 of the Plan shall determine the vesting terms and conditions applicable to the RSUs upon and following the date of the Change in Control.

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon any termination of Participant’s Service, except in the event of Participant’s death or Disability, if the vesting conditions described in the Vested Shares section above are not achieved by the date indicated, the unvested RSUs will terminate and Participant’s right to the unvested RSUs will be forfeited.

By signing below, the Participant agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS.  The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the RSUs, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the RSUs are governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Unit Agreement, both of which are attached to and made a part of this document.  The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Unit Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

GLAUKOS CORPORATION	PARTICIPANT

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:   Glaukos Corporation 2015 Omnibus Incentive Compensation Plan, as amended to the Date of Grant; Restricted Stock Unit Agreement

GLAUKOS CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

Glaukos Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached a number of Restricted Stock Units (the “RSUs”) pursuant to the terms and conditions set forth in the Grant Notice and this Agreement.  The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Agreement and the Plan, (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.         DEFINITIONS AND CONSTRUCTION.

1.1       Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2       Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.         ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board.  All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.         VESTING.

Except as set forth in Section 4 below and subject to the limitations contained herein, the RSUs shall vest as provided in the Grant Notice.

4.         TERMINATION OF SERVICE.

4.1       Termination of Service Due to Participant’s Death.  Except as otherwise provided in this Agreement, if Participant’s Service terminates because of Participant’s death, the Participant’s estate will immediately vest in a prorated number of the target number of RSUs.

4.2       Termination of Service Due to Participant’s Disability.  Except as otherwise provided in this Agreement, if Participant’s Service terminates as a result of Disability, the Participant will immediately vest in a prorated number of the target number of RSUs.

For purposes of this Subsection 4.2, “Disability” will be determined in accordance with the standards and procedures of the then-current long term disability plan maintained by the Company, which is generally a physical condition arising from an illness or injury, which renders an individual incapable of performing work in any occupation, as determined by the Company.

4.3       Other Termination of Service. In the event Participant’s Service terminates for any reason other than death or Disability or as otherwise specified in the Plan, vesting shall cease upon the termination of the Participant’s Service.  Any portion of the RSUs that have not vested as of Participant’s termination of Service for any reason other than such a death or Disability or as otherwise specified in the Plan shall be forfeited upon termination of Service.

5.         DIVIDENDS.

The Participant shall not receive any payment or other adjustment in the number of RSUs for dividends or other distributions that may be made in respect of the shares of Stock to which the RSUs relate.

6.         DISTRIBUTION OF SHARES OF STOCK.

The Company will deliver to the Participant a number of shares of Stock equal to the number of vested shares of Stock subject to the RSUs on the vesting date or dates provided in the Grant Notice, less any shares of Stock withheld for the payment of taxes as described in Subsection 12.2 of this Agreement.

7.         ADJUSTMENTS; CHANGE IN CONTROL.

The provisions of the Plan applicable to Adjustments and a Change in Control or other corporate transaction, as described in Section 12 of the Plan, shall apply to the RSUs.

8.         SECURITIES LAW COMPLIANCE.

The Participant may not be issued any shares of Stock pursuant to the RSUs unless the shares of Stock are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The RSUs must also comply with other applicable laws and regulations governing the RSUs, and the Participant shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

9.         EXECUTION OF DOCUMENTS.

The Participant hereby acknowledges and agrees that the manner selected by the Company to indicate the Participant’s consent to the Grant Notice is also deemed to be execution of the Grant Notice and of this Agreement.  The Participant further agrees that such manner of indicating consent may be relied upon as the Participant’s signature for establishing execution of any documents to be executed in the future in connection with the RSUs.  This Agreement shall be deemed to be signed by the Company and the Participant upon the respective signing by the Company and the Participant of the Grant Notice to which it is attached.

10.       RSUS NOT A SERVICE CONTRACT.

The RSUs are not an employment or service contract, and nothing in the RSUs shall be deemed to create in any way whatsoever any obligation on the Participant to continue in the service of the Company or Participating Company, or on the part of the Company or Participating Company to continue such service.  In addition, nothing in the RSUs shall obligate the Company or Participating Companies, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that the Participant might have as an Employee, Director or Consultant for the Company or Participating Company.

11.       UNSECURED OBLIGATION.

The RSUs are unfunded, and as a holder of a vested number of RSUs, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to Section 6 of this Agreement.

12.       TAX WITHHOLDING.

12.1     In General.  At the time this Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the RSUs or the issuance of Stock in settlement thereof.  The Company shall have no obligation to deliver Stock until the tax obligations of the Company have been satisfied by the Participant.

12.2     Withholding in Securities.  The Company shall require the Participant to satisfy all of the tax obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the RSUs a number of shares of Stock having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates.  Any adverse consequences to the Participant resulting from the procedure permitted under this Subsection 12.2, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

12.3     Consultation.  The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of participation in the Plan.  The Participant hereby represents that the Participant has consulted with tax consultants in connection with the Award and that the Participant is not relying on the Company for any tax advice.

12.4     Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the RSUs.  Except as provided by the preceding sentence, a certificate for the shares pursuant to the RSUs shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

13.       NONTRANSFERABILITY OF THE RSUS.

The RSUs and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, and shall not be subject to sale under execution, attachment, levy or similar process.  The terms of the Plan and the Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

14.       RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares related to the RSUs until the date of issuance of the shares pursuant to the RSUs (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

15.       MISCELLANEOUS PROVISIONS.

15.1     Termination or Amendment. The Board may terminate or amend the Plan or the RSUs at any time.

15.2     Compliance with Section 409A.  The Company intends that income realized by the Participant pursuant to the Plan and this Agreement will not be subject to taxation under

Section 409A of the Code.  The provisions of the Plan and this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code.  The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code.  However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Agreement.  In any event, and except for the responsibilities of the Company set forth in Section 12, no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Agreement.

15.3     Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the RSUs.

15.4     Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

15.5     Binding Effect.  Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

15.6     Delivery of Documents and Notices.  Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or electronic delivery at the e-mail address, if any, provided for the Participant by the Participating Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)        Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)        Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Subsection 15.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Subsection 15.6(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Subsection 15.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Subsection 15.6(a).

15.7     Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the RSUs, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

15.8     Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

15.9     Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.